EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43114, 333-89082, 333-121437, 333-137351, and 333-149653) and on Form S-3 (Nos. 333-65716, 333-70562, 333-86892, 333-102273, 333-102995, 333-103980, 333-121438, 333-121475, 333-135096, 333-137350 and 333-141193) of Monogram Biosciences, Inc. of our report dated February 12, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 12, 2009